EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statements (Form S-8 No. 333-204220 and 333-188875) pertaining to the Second Restated 2009 Equity Incentive Plan of Two Harbors Investment Corp.,

•Registration Statement (Form S-8 No. 333-256283) pertaining to the 2021 Equity Incentive Plan of Two Harbors Investment Corp.,

•Registration Statement (Form S-3 No. 333-268267) pertaining to the Dividend Reinvestment and Direct Stock Purchase Plan of Two Harbors Investment Corp., and

•Registration Statement (Form S-3 No. 333-253606) pertaining to the registration of common stock, preferred stock, debt securities, and depositary shares of Two Harbors Investment Corp.;

of our reports dated February 28, 2023, with respect to the consolidated financial statements of Two Harbors Investment Corp. and the effectiveness of internal control over financial reporting of Two Harbors Investment Corp. included in this Annual Report (Form 10-K) of Two Harbors Investment Corp. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
February 28, 2023